Exhibit 10.9

AMENDED AND RESTATED LOAN AGREEMENT

This Amended and Restated Agreement is made as of the 21st day of December, 2011, by and between EASTERN INSURANCE HOLDINGS, INC. (“Holdings”), a Pennsylvania corporation with its principal place of business at 25 Race Avenue, Lancaster, Pennsylvania 17603 and EASTERN RE LTD., S.P.C. (“Eastern Re”), a segregated portfolio cell company, with a principal place of business at P.O. Box 1363, Grand Cayman KY1 1108, Cayman Islands ( each of Holdings and Eastern Re are referred to herein as a “Borrower” and collectively as the “Borrowers”), GLOBAL ALLIANCE HOLDINGS, LTD., EASTERN ALLIANCE INSURANCE COMPANY (“Eastern Alliance”), ALLIED EASTERN INDEMNITY COMPANY (“Allied Eastern”), EASTERN ADVANTAGE ASSURANCE COMPANY (“Eastern Advantage”), EMPLOYERS SECURITY INSURANCE COMPANY (“Employers Security”), EMPLOYERS ALLIANCE, INC., and EASTERN SERVICES CORPORATION all with an address of 25 Race Avenue, Lancaster, Pennsylvania 17603 (each individually a “Guarantor” and collectively the “Guarantors”) and FULTON BANK, N.A., a national banking association with an address of One Penn Square, Lancaster, Pennsylvania 17604 (the “Bank”).

RECITALS:

A. Holdings is a holding company, that through its subsidiaries, operates a domestic casualty insurance group specializing in workers’ compensation, a domestic accident and life insurance company and a third-party claims administration company.

B. Pursuant to a Loan Agreement between the Bank, the Borrower and the Guarantors dated as of December 17, 2007, as amended (the “Original Loan Agreement”), the Bank previously made available the following credit facilities (the “Original Facilities”): (i) a letter of credit facility (the “Original Letter of Credit Facility”) with a maximum credit availability of Thirty Million Dollars ($30,000,000.00) to Eastern Re; and (ii) a line of credit (the “Line of Credit”) with a maximum credit availability of Two Million Six Hundred Thousand Dollars ($2,600,000.00) to Holdings.

C. The Guarantors have provided to the Bank their joint and several guarantees of the Facilities.

D. The Letter of Credit facility is no longer active.

E. The Bank, the Borrower and the Guarantors have agreed to amend and restate the Loan Documents to: (i) establish a new letter of credit facility for Eastern Re in the amount of up to $15,000,000 (the “Workers Compensation Reinsurance Letter of Credit Facility” and, with the Line of Credit (as amended hereby), the “Facilities”, (ii) extend the maturity date of the Line of Credit, (iii) increase the credit availability under the Line of Credit to $ 10,000,000, (iv) amend the interest rate applicable to the Line of Credit, (v) establish an unused fee with respect to the Line of Credit and (vi) eliminate the financial covenants in the Original Loan Agreement.

NOW, THEREFORE, INTENDING TO BE LEGALLY BOUND HEREBY, the Bank, the Borrower and the Guarantors hereby covenant and agree as follows:

ARTICLE I. - DEFINITIONS AND ACCOUNTING MATTERS

As used herein, the following terms shall have the meanings set forth on Exhibit A annexed hereto (all terms defined in this Article I or in other provisions of this Agreement in the singular to have the same meanings when used in the plural, and vice versa).

ARTICLE II. - THE FACILITIES

A. Line of Credit.

(1) Amount. The Bank may, on the terms and conditions of this Agreement, to make loans (hereinafter called individually, a “Advance” and, collectively, the “Advances”) to Holdings at the office of the Bank above specified, as follows: a discretionary/demand revolving line of credit (the “Line of Credit”) in the maximum aggregate amount of Ten Million Dollars ($10,000,000.00).

(2) The Revolving Note. Advances under the Line of Credit shall be evidenced by the Revolving Note. Advances shall be made in accordance with and subject to the terms and conditions of this Agreement and the Revolving Note.

(3) Term of Agreement; Availability Under the Line of Credit.

(a) This Agreement shall remain in full force and effect until full and final payment and performance under the Loan Documents by the Borrowers.

(b) The Bank may make Advances under the Line of Credit, subject to the terms of this Agreement, up to but not exceeding the applicable aggregate amount of the Line of Credit at any one time is hereinafter called its “Line of Credit Availability.” Within the limit of the Line of Credit, Holdings may borrow, repay and reborrow from the date hereof until the termination of the Line of Credit Commitment. The Line of Credit and availability of Advances thereunder, shall, unless earlier terminated pursuant to the terms hereof, terminate on May 1, 2012 (as it may be extended, the “Maturity Date”), and may be renewed annually for additional periods expiring on May 1 of each year (in which case the Maturity Date shall be appropriately extended) at the Bank’s sole discretion. The Line of Credit and any commitment to lend under any other agreement with Holdings will immediately cease and terminate prior to the Maturity Date as a result of the occurrence of any Event of Default which has not been remedied within any applicable remedy period. In the absence of such Event of Default or prior demand by the Bank, the Line of Credit shall be payable in full on the Maturity Date (unless it shall have been extended). Holdings acknowledges that the Line of Credit is a discretionary facility under which the Bank shall have no obligation to lend and under which any Loan shall be in the Bank’s sole discretion. Holdings acknowledges that the Line of Credit is a demand obligation and that nothing in the Loan Documents, including the inclusion of the Maturity Date, requirements for interim payments of principal or interest or Events of Default in the Loan Documents, shall alter or otherwise affect the ability of the Bank to demand payment in full under the Line of Credit. Until such time as the Revolving Note becomes due and payable, Holdings shall make the payments required under Article 11(E) herein and the Note.

(c) The Bank agrees that until further notice from Bank that, upon Holdings’ request by telephone from time to time from either the Treasurer and Chief Financial Officer or Vice President, Finance of Holdings or such additional officers of Holdings as any of the foregoing may, from time to time, designate in writing to Bank (each an “Authorized Officer”), to borrow money under the Line of Credit, the Bank will lend and forthwith credit Holdings’ demand deposit account number #362356759 with the Bank (the “Account”) such sums of money as may be mutually agreed upon by telephone. Such a request shall be deemed to constitute a representation by Holdings that all of the conditions set forth in Article VIII hereof have been satisfied. Holdings acknowledges that the Bank has agreed to accept telephonic requests from Authorized Officers of Holdings for Holdings’ convenience, and Holdings has requested that the Bank accept such telephonic requests without subsequent written confirmation ordinarily required by the Bank. Holdings agrees that any telephonic request the Bank receives from a person identifying himself or herself as an Authorized Officer, shall be deemed to be duly authorized and binding instruction of Holdings, and the Bank shall be entitled to rely thereon; provided the proceeds of any advance under the Line initiated by such telephonic request are credited to the Account.

(4) Interest Rates. The Line of Credit shall bear interest at an adjustable rate equal to the LIBOR Rate plus two percent (2,00%) per annum. The interest rate on each of the Loans shall change as of the first day of each Interest Period such that the interest rate for such Interest Period shall be the LIBOR Rate as of the relevant Rate Determination Date plus the applicable margin per annum. Interest shall be calculated and charged on the basis of actual days elapsed over a banking year of 360 days.

(5) Repayment.

(a) Until such time as the Revolving Note becomes due and payable, Holdings shall make monthly payments of interest only on the then outstanding balance of the Line of Credit, payable in arrears, with the first payment being made on January 17, 2012, with subsequent payments being made on the corresponding day of each succeeding month (each a “Payment Date”). Such payments shall be based on a statement from the Bank which may be based on estimates of the principal amount outstanding and the interest rate for the applicable payment period. Any required adjustment as a result of a difference between such estimates and actual amounts shall be reflected in the subsequent statement. There shall be due and payable from Holdings to the Bank, and Holdings shall immediately repay to the Bank, upon written notice from the Bank to Holdings, from time to time, any amount by which the Debit Balance under the

Note exceeds the then applicable Line of Credit Availability. The entire outstanding principal balance of the Line of Credit, together with all accrued interest and fees, if any, shall be due and payable, without further demand or notice, if not due and payable before, on the Maturity Date in the event the Line of Credit Availability is not renewed.

(b) Holdings, at any time and from time to time, may voluntarily prepay the Advances, in whole or in part and no prepayment fee shall be payable. All prepayments shall be applied by Bank first to the payment of past due interest, next to any other amounts due to Bank, and then to the payment of principal and shall not postpone or reduce any regularly scheduled payment of interest.

(c) Holdings shall make each payment under this Agreement and under the Revolving Note on the date when due in lawful money of the United States to the Bank at its principal office in immediately available funds. Holdings hereby authorizes the Bank, if and to the extent payment is not made under this Agreement or under the Revolving Note, to charge from time to time against any account of Holdings with the Bank any amount so due. Whenever any payment to be made under this Agreement or under the Revolving Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest.

(d) Anything in this Agreement to the contrary notwithstanding, during the existence of any Event of Default hereunder, the Advances shall bear interest at a rate equal to the sum of two percent (2%) per annum plus the interest rate(s) otherwise in effect hereunder (the “Default Rate”). In addition, if Holdings shall fail to pay any installment of interest or principal due under the Line of Credit or under any of the Loan Documents on or before the fifteenth (15th) calendar day after the date it was due, Holdings shall pay to the order of the Bank, immediately, without notice or demand, as a late charge and not as additional interest, an amount equal to five percent (5%) of the amount of the periodic installment overdue to defray part of the additional expense incurred by the Bank in connection with the delinquency and collection of the overdue amount and in full payment of all damages due Bank. The provision for such Default Rate and late charge shall not be construed to permit Holdings to make any payment after its due date, obligate the Bank to accept any overdue installment, or affect the Bank’s rights and remedies upon the occurrence of an Event of Default.

(6) Disbursement of the Loans. The Bank shall credit Advances under the Line of Credit to the deposit accounts of Holdings with the Bank for the benefit of Holdings or as otherwise directed in writing by Holdings, including payments to third parties through electronic funds transfers.

(7) Advances Under the Line of Credit. Advances under the Line of Credit shall (1) be made in accordance with the disbursement procedures set forth in the Revolving Note, (2) shall not cause the Debit Balance to exceed the amount of the then applicable Line of Credit Availability under the Line of Credit and (3) shall be for a purpose defined in Section (7) herein.

(8) Use of Proceeds. The proceeds of the Line of Credit will be used for working capital and other corporate purposes of Holdings.

(9) Letters of Credit.

(a) Holdings may utilize the Line of Credit by requesting that the Bank issue, and the Bank, subject to the terms and conditions of this Agreement, may issue, standby and commercial letters of credit for Holdings’ account (such letters of credit being hereinafter referred to as the “Letters of Credit”); provided, however, (A) the aggregate amount of outstanding Letters of Credit shall not at any time exceed the lesser of (i) Two Million Dollars ($2,000,000) or (ii) the sum of any amount of any outstanding advances under the Line of Credit and outstanding liabilities under the Letters of Credit shall not at any time exceed the maximum amount of the Line of Credit Availability. Upon termination of the Line of Credit Availability, any Letter of Credit then outstanding shall be fully cash collateralized to the reasonable satisfaction of the Bank and the letter of credit fees payable hereunder shall continue to accrue to the Bank with respect to such Letter of Credit until the expiry thereof.

The Bank shall not issue a Letter of Credit unless Holdings gives the Bank not less than five (5) Business Days prior notice (effective upon receipt) specifying the date of each Letter of Credit and the nature of the transactions to be supported thereby. Each Letter of Credit shall have a term which does not exceed two (2) years and an expiration date that is less than one hundred eighty (180) days beyond the Maturity Date; shall be payable in dollars; must support a transaction entered into in the ordinary course of business of Holdings; must be reasonably satisfactory in form and substance to Bank; and shall be issued pursuant to such documentation as the Bank may reasonably require, including, without limitation, the Bank’s standard form Letter of Credit Agreement; however, if there is any conflict between the terms of such agreement and the other Loan Documents, the terms of the other Loan Documents shall control.

(b) Holdings shall pay to the Bank an annual fee in connection with each Letter of Credit, such fee (A) to be paid on the date of the issuance of such Letter of Credit and on each anniversary date thereof and (B) to be equal to one percent per annum multiplied by the amount of such Letter of Credit then subject to draw thereunder. In addition, Holdings shall pay to the Bank an issuance fee, such fee (A) to be paid on the date of the issuance of each Letter of Credit and (B) to be equal to the Bank’s standard issuance fee and other standard fees for issuing and processing letters of credit.

(c) Holdings shall, within sixty (60) days of a draw under a Letter of Credit, be irrevocably and unconditionally obligated to reimburse the Bank for any amounts paid by the Bank upon any demand for payment or drawing under a

Letter of Credit (the “Reimbursement Obligations”), without presentment, demand, protest or other formalities of any kind. All payments on the Reimbursement Obligations shall be made to the Bank not later than 2:00 p.m. on the date of the corresponding payment under the Letter of Credit by the Bank; provided, that Bank has provided notice to Holdings prior to 11:00 a.m. on such day that such payment is due. In the event such notice is received after 11:00 a.m. on a Business Day, such payment shall be due not later than 1:00 p.m. on the next succeeding Business Day. All unpaid Reimbursement Obligations shall bear interest in accordance with the interest rate per annum applicable to the Operating Line until paid in full.

(d) The Reimbursement Obligations of Holdings under this Agreement shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of the Loan Documents under all circumstances whatsoever and Holdings hereby waives any defense to the payment of the Reimbursement Obligations based on the following circumstances: (A) any lack of validity or enforceability of any Letter of Credit or any other Loan Document; (B) the existence of any claim, set-off, counterclaim, defense or other rights which any Person may have at any time against any beneficiary of any Letter of Credit, the Bank, or any other Person, whether in connection with any Loan Document or any unrelated transaction; (C) any statement, draft or other documentation presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement herein being untrue or inaccurate in any respect whatsoever provided the Bank has exercised due care with respect thereto.

(e) As between Holdings and the Bank, Holdings assumes all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of the Letters of Credit, provided Bank has exercised due care with respect thereto. In furtherance and not in limitation of the foregoing, subject to the provisions of the applications for the issuance of the Letters of Credit, the Bank shall not be responsible for:

(i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to a Letter of Credit, even if it should prove to be in any or all respects, invalid, insufficient, inaccurate, fraudulent or forged or any combination thereof;

(ii) the validity or sufficiency of any instrument transferring or assigning, or purporting to transfer or assign, a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may provide to be invalid or ineffective for any reason;

(iii) the failure of the beneficiary of a Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit;

(iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;

(v) errors in interpretation of technical terms;

(vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof;

(vii) the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under a Letter of Credit; or

(viii) any consequences arising from causes beyond the control of the Bank, including, without limitation, any act of any governmental authority.

None of the foregoing shall affect, impair, or prevent the investing of any of the Bank’s rights or powers under this Article. Holdings shall have a claim against the Bank and the Bank shall be liable to Holdings, to the extent of any direct (but not indirect or consequential) damages suffered by Holdings which Holdings prove in a final nonappealable judgment were caused by (A) the Bank’s willful misconduct or gross negligence in determining whether documents presented under a Letter of Credit complied with the terms thereof or (B) the Bank’s willful failure to pay under a Letter of Credit after presentation to it of documentation strictly complying with the terms and conditions of a Letter of Credit. The Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

(f) The provisions of this Article II(A)(6) shall be supplemented by the provisions of any Application and Agreement for Standby Letter of Credit executed by the applicable Holdings and, in the event of a conflict between this Agreement and such Application and Agreement, the provisions of the latter shall control.

B. Workers Compensation Reinsurance Letter of Credit Facility.

(1) Amount. Eastern Re may utilize the Workers Compensation Reinsurance Letter of Credit Facility by requesting that the Bank issue, and the Bank may, in its discretion, issue, subject to the terms and conditions of this Agreement, a standby letter of credit for Eastern Re’s account in the form of Exhibit B attached hereto (such letter of credit being hereinafter referred to as the “Workers Compensation Reinsurance Letter of Credit”); provided, however, the aggregate amount of the Workers Compensation Reinsurance Letter of Credit shall not at any time exceed Fifteen Million Dollars ($15,000,000). The Workers Compensation Reinsurance Letter of Credit shall be issued for the benefit of Eastern Alliance, Allied Eastern, Eastern Advantage and Employers Security to fulfill the requirements of the Insurance Department of the Commonwealth of Pennsylvania in connection with the required reinsurance for Eastern Re’s workers compensation insurance business. Except as otherwise expressly agreed upon by the Bank, the Workers Compensation

Reinsurance Letter of Credit shall not have an expiration date later than 365 days from the issuance thereof nor an expiration date more than 120 days after the Maturity Date. Upon termination of the Commitment relating to the Line of Credit, the occurrence of an Event of Default or a draw under the Workers Compensation Reinsurance Letter of Credit which is not reimbursed within thirty (30) days of Bank’s written demand, the Bank shall no longer be obligated to renew the Workers Compensation Reinsurance Letter of Credit and the Workers Compensation Reinsurance Letter of Credit shall be fully cash collateralized to the satisfaction of the Bank. In connection with the issuance of the Workers Compensation Reinsurance Letter of Credit, Eastern Re may be asked to execute and deliver the Bank’s standard documents for letters of credit; in the event of any conflict between this Agreement and such documents, the provisions of this Agreement shall control.

(2) Notice. The Workers Compensation Reinsurance Letter of Credit shall be payable in dollars, must be reasonably satisfactory in form and substance to Bank, and shall be issued pursuant to such documentation as the Bank may reasonably require, including, without limitation, the Bank’s standard form Letter of Credit Agreement; provided, that, in the event of any conflict between the terms of such agreement and the other Loan Documents, the terms of the other Loan Documents shall control.

(3) Fees. With respect to the Workers Compensation Reinsurance Letter of Credit, Eastern Re shall pay the Bank an annual fee which shall be non-refundable in an amount equal to the aggregate stated amount of the Workers Compensation Reinsurance Letter of Credit, multiplied by eight and one-half tenths of one (.85%) percent. The letter of credit fees referred to in this Article II(B) shall be payable quarterly in arrears, unless otherwise stipulated by the Bank, and shall be payable to the Bank. In addition to the foregoing, Eastern Re shall pay such issuance, transfer, amendment and other standard fees payable to the Bank at the usual rates charged therefore at such time. With respect to any period the Workers Compensation Reinsurance Letter of Credit is outstanding that is not a full calendar quarter, the fees payable under this Article II(B) shall be determined by multiplying the fees determined hereunder by a fraction, the numerator of which is the number of days in the period and the denominator of which is ninety (90).

(4) Reimbursement Obligations. Eastern Re shall be irrevocably and unconditionally obligated to immediately reimburse the Bank for any amounts paid by the Bank upon any demand for payment or drawing under the Workers Compensation Reinsurance Letter of Credit (the “Workers Compensation Reinsurance Reimbursement Obligations”), without presentment, demand, protest or other formalities of any kind. All payments on the Workers Compensation Reinsurance Reimbursement Obligations shall be made to the Bank on the date of the corresponding payment under the Workers Compensation Reinsurance Letter of Credit by the Bank; provided, that Bank has provided notice to Eastern Re prior to 11:00 a.m. on such day that such payment is due. In the event such notice is received after 11:00 a.m. on a Business Day, such payment shall be due not later than 1:00 p.m. on the next succeeding Business Day. All unpaid Workers Compensation Reinsurance Reimbursement Obligations shall bear interest in accordance with the interest rate per annum applicable to the Line of Credit until paid in full.

(5) Waiver of Defenses. The Workers Compensation Reinsurance Reimbursement Obligations of Eastern Re under this Agreement shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of the Loan Documents under all circumstances whatsoever and Eastern Re hereby waives any defense to the payment of the Workers Compensation Reinsurance Reimbursement Obligations based on the following circumstances: (A) any lack of validity or enforceability of the Workers Compensation Reinsurance Letter of Credit or any other Loan Document; (B) the existence of any claim, set-off, counterclaim, defense or other rights which any Person may have at any time against any beneficiary of the Workers Compensation Reinsurance Letter of Credit, the Bank, or any other Person, whether in connection with any Loan Document or any unrelated transaction; (C) any statement, draft or other documentation presented under the Workers Compensation Reinsurance Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement herein being untrue or inaccurate in any respect whatsoever provided Bank has exercised due care with respect thereto.

(6) Assumption of Risks. As between Eastern Re and the Bank, Eastern Re assumes all risks of the acts and omissions of, or misuse of the Workers Compensation Reinsurance Letter of Credit by, the respective beneficiaries of the Workers Compensation Reinsurance Letters of Credit, provided Bank has exercised due care with respect thereto. In furtherance and not in limitation of the foregoing, subject to the provisions of the applications for the issuance of Workers Compensation Reinsurance Letter of Credit, the Bank, absent its gross negligence or willful misconduct, shall not be responsible for:

(a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Workers Compensation Reinsurance Letter of Credit, even if it should prove to be in any or all respects, invalid, insufficient, inaccurate, fraudulent or forged;

(b) the validity or sufficiency of any instrument transferring or assigning, or purporting to transfer or assign, the Workers Compensation Reinsurance Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may provide to be invalid or ineffective for any reason;

(c) the failure of the beneficiary of the Workers Compensation Reinsurance Letter of Credit to comply duly with conditions required in order to draw upon such Workers Compensation Reinsurance Letter of Credit;

(d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; errors in interpretation of technical terms;

(e) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under the Workers Compensation Reinsurance Letter of Credit or of the proceeds thereof;

(f) the misapplication by the beneficiary of the Workers Compensation Reinsurance Letter of Credit of the proceeds of any drawing under such Workers Compensation Reinsurance Letter of Credit; or

(g) any consequences arising from causes beyond the control of the Bank, including, without limitation, any act of any governmental authority.

None of the foregoing shall affect, impair, or prevent the investing of any of the Bank’s rights or powers under this Section. Eastern Re shall have a claim against the Bank and the Bank shall be liable to Eastern Re, to the extent of any direct (but not indirect or consequential) damages suffered by Eastern Re which Eastern Re prove in a final nonappealable judgment were caused by (A) the Bank’s willful misconduct or gross negligence in determining whether documents presented under the Workers Compensation Reinsurance Letter of Credit complied with the terms thereof or (B) the Bank’s willful failure to pay under any Letter of Credit after presentation to it of documentation strictly complying with the terms and conditions of the Workers Compensation Reinsurance Letter of Credit. The Bank , if acting in good faith, may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

ARTICLE III. - FEES AND EXPENSES

In connection with the Line of Credit Availability under the Line of Credit, Holdings shall pay the Bank, within thirty (30) days of the end of each calendar quarter, an unused availability fee equal to fifteen hundredths of one percent (0.15%) multiplied by the average Unused Line Amount during the previous calendar quarter. “Unused Line Amount” means, on a particular date, the overall amount of the unused Line of Credit Availability (the amount of the Line of Credit Availability less the amount of the Line of Credit outstanding). In addition, the Borrowers agree to pay, or reimburse the Bank for, all reasonable out-of-pocket expenses of every nature relating to the Facilities including, without limitation, the fees and expenses of the Bank’s outside counsel.

ARTICLE IV. - OPERATING ACCOUNTS

The Borrowers hereby agree to maintain the primary operating and custody accounts of the Borrowers and the Guarantors with the Bank or its affiliate, Fulton Financial Advisors, National Association, during the term of this Agreement. The Borrowers hereby authorize the Bank to charge such account directly for payments of principal, interest and fees due under the Loan Documents.

ARTICLE V. - GUARANTY

A. Guaranty Each of the Borrowers (for the purpose of this Article V, the Borrowers shall be included within the term “Guarantors”), and each of the Guarantors hereby irrevocably and unconditionally, jointly and severally, guarantees that the Liabilities (whether now existing or hereafter arising) shall be paid in full when due and payable, whether at the stated or accelerated maturity thereof or upon any mandatory or scheduled prepayment or otherwise. Each of the Guarantors hereby further agrees that if a Borrower shall fail to pay in full when due (whether at the stated or accelerated maturity thereof or upon any mandatory or prepayment or otherwise) any of the Liabilities, such Guarantor will promptly pay the same, without any demand or notice whatsoever. This guaranty is a guaranty of payment and not merely a guaranty of collection.

B. Obligations of Guarantor Absolute, Etc. The obligations of each of the Guarantors hereunder shall be absolute and unconditional. Each of the Guarantors guarantees that the Liabilities will be paid strictly in accordance with the terms of the agreement, instrument or document giving rise to such Liabilities, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any such terms or the rights of the Bank with respect thereto. The liability of each of the Guarantors hereunder shall be absolute and unconditional irrespective of: (1) any lack of validity or enforceability of any Loan Document; (2) any increase or decrease in the amount of the Liabilities or any change in the time, manner or place of payment of the Liabilities; (3) any amendment or modification of or supplement to any Loan Document, or any furnishing or acceptance of any security, or any release of any security or the release of any Person’s obligations (including, without limitation, any other Guarantor or a Borrower) with respect to the Liabilities; (4) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any Loan Document or any exercise or nonexercise of any right, remedy, power or privilege under or in respect of any Loan Document; (5) any counterclaim, setoff, recoupment or defense based upon any claim any of the Guarantors or a Borrower may have against the Bank; (6) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to the Borrowers, any affiliate of the Borrowers or any of the Guarantors or their respective properties or creditors; (7) any invalidity or unenforceability, in whole or in part, of any term hereof or of any Loan Document; (8) any failure on the part of the Borrowers for any reason to perform or comply with any term of the Loan Documents; or (9) any other occurrence whatsoever, whether similar or dissimilar to the foregoing.

C. Continuing Guaranty. This guaranty and suretyship is an absolute, unconditional, present and continuing guaranty and suretyship of payment and is in no way conditional or contingent.

D. Joint and Several Liability. Each and every representation, warranty, covenant and agreement made by each of the Guarantors under this Agreement shall be and constitute joint and several obligations of any additional present or future guarantor, whether or not so expressly stated herein.

E. Waivers.

(1) In General. Each of the Guarantors hereby waives, to the fullest extent permitted by applicable law, (a) all presentments, demands for performance, notice of non-performance, protests, notices of protests and notices of dishonor in connection with the Liabilities or any agreement relating thereto; (b) notice of acceptance of this Agreement; (c) any requirement of diligence or promptness on the part of the Bank in the enforcement of its/their rights hereunder or under the other Loan Documents; (d)

any enforcement of any present or future agreement or instrument relating directly or indirectly to the Liabilities; (e) notice of any of the matters referred to in Section B above; (f) notices of every kind and description which may be required to be given by any statute or rule of law; and (g) any defense of any kind which it may now or hereafter have with respect to its liability under this Agreement not based on the gross negligence or willful misconduct of the Bank. Without limiting the foregoing, the Bank shall not be required to make any demand upon, or to pursue or exhaust any rights or remedies against the Borrowers, any other Guarantor or any other Person. No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

(2) Subrogation. Each of the Guarantors hereby agrees that it will not enforce or otherwise exercise or claim or assert any rights of subrogation or contribution against any Person with respect to the Liabilities or any security therefor unless and until all the Liabilities are indefeasibly paid in full.

F. No Election; Enforcement. The Bank shall have the right to seek recourse against any one or more of the Guarantors of the Liabilities to the fullest extent provided herein. No election to proceed in one form of action or proceeding or against any party, or on any obligation, shall constitute a waiver of the Bank’s right to proceed in any other form of action or proceeding or against other parties. The Bank may proceed to protect and enforce the guaranty provided in this Article V by suit or suits or proceedings in equity, at law or in bankruptcy against any of the Guarantors in one action or in as many different actions or forums as the Bank shall determine.

G. Confession of Judgment. The following paragraph sets forth a warranty of attorney to confess judgment against any of the Guarantors. In granting this warrant of attorney to confess judgment against any of the Guarantors, each of the Guarantors hereby knowingly, intentionally and voluntarily, and, with opportunity for the advice of separate counsel of the Guarantor, unconditionally waives any and all rights such Guarantor has or may have to prior notice and an opportunity for hearing under the respective constitutions and laws of the United States and the Commonwealth of Pennsylvania.

CONFESSION OF JUDGMENT – UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, AND THE EXPIRATION OF THIRTY (30) DAYS THEREAFTER IN THE CASE OF AN EVENT OF DEFAULT OTHER THAN UNDER CLAUSE (ii) OF THE DEFINITION OF AN EVENT OF DEFAULT, EACH OF THE GUARANTORS HEREBY AUTHORIZES AND EMPOWERS IRREVOCABLY THE PROTHONOTARY OR ANY CLERK OR ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR AND TO CONFESS JUDGMENT AGAINST SUCH GUARANTOR IN FAVOR OF THE HOLDER OF THIS GUARANTY AT ANY TIME OR TIMES AFTER AN EVENT OF DEFAULT UNDER THE LOAN AGREEMENT AS OFTEN AS NECESSARY UNTIL ALL LIABILITIES OF SUCH GUARANTOR HAVE BEEN PAID IN

FULL, AS OF ANY TERM, FOR ALL AMOUNTS OWING (WHETHER OR NOT THEN DUE) UNDER THIS GUARANTY, TOGETHER WITH ALL COSTS OF LEGAL PROCEEDINGS AND A REASONABLE ATTORNEYS’ FEE FOR COLLECTION, WITH RELEASE OF ALL ERRORS, WAIVER OF APPEALS, AND WITHOUT STAY OF EXECUTION. THE GUARANTOR HEREBY WAIVES ALL RELIEF FROM ANY AND ALL APPRAISEMENT, STAY OR EXEMPTION LAWS OR RULES OF COURT NOW OR HEREAFTER IN EFFECT.

ARTICLE VI. - CONDITIONS OF BORROWING

A. Initial Borrowing. The obligation of the Bank to make the Facilities available to the Borrowers is subject to the following conditions precedent:

(1) Holdings shall deliver to the Bank a fully executed original of an Amended and Restated Revolving Note which shall conform to Exhibit C annexed hereto;

(2) The Bank shall have received fully executed originals of any other Loan Documents;

(3) The Bank shall have received lien searches acceptable to the Bank listing all effective financing statements which name the Borrowers and the Guarantors (under their present name and any previous names) as debtor.

(4) [Eastern Alliance, Allied Eastern, Eastern Advantage and Employers Security shall secure their guarantees under Article V of this Agreement by granting the Bank a security interest in and/or assignment of the Workers Compensation Reinsurance Letter of Credit pursuant to such documentation as the Bank shall reasonably request;]

(5) The Borrowers shall pay the costs and fees of the Bank hereinbefore described in Article III; and

(6) The Borrowers and the Guarantors shall furnish the Bank with such other documents, opinions, certificates, evidences and other matters as may be reasonably requested by the Bank and its counsel.

B. Subsequent Borrowing. The obligation of the Bank to make each Advance under the Line of Credit, issue a Letter of Credit under the Line of Credit or issue or renew the Workers Compensation Reinsurance Letter of Credit is subject to the following conditions precedent:

(1) At the time of each Advance, issuance or renewal (as evidenced by a certificate executed on behalf of the Borrowers if the Bank shall so require):

(a) Each of the Borrowers shall have complied and shall then be in compliance with all the terms, covenants and conditions of this Agreement which are binding on it;

(b) There shall exist no Event of Default as defined in this Agreement or no event (including an event caused by such Advance, issuance or renewal) which would be an Event of Default but for the requirement that notice be given or time lapse or both;

(c) The representations and warranties contained in Article VII of this Agreement shall be true and correct in all material respects as of the date of such Advance, issuance or renewal; and

(d) There shall have been no change which has a Material Adverse Effect (in the Bank’s reasonable judgment).

(2) All of the Loan Documents shall remain in full force and effect and the validity of any Loan Document shall not have been contested.

ARTICLE VII. - REPRESENTATIONS AND WARRANTIES

To induce the Bank to enter into this Agreement and to make the Loans, each of the Borrowers and each of the Guarantors warrants and represents that, as of the date hereof:

A. Good Standing. Each of the Borrowers and each of the Guarantors is a corporation, duly organized and existing, in good standing, under the laws of its state of organization and has the power to own its property and to carry on its business as it is now being conducted. Each of the Borrowers and each of the Guarantors is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary.

B. Authority. Each of the Borrowers and each of the Guarantors has full power and authority to enter into this Agreement and to borrow hereunder, to execute and deliver the Revolving Note and the Loan Documents (to the extent applicable) and to incur the obligations provided for herein and in the Loan Documents, all of which have been duly authorized by all proper and necessary corporate action. Any consent or approval of stockholders or members of the Borrowers and the Guarantors, or of any public authority, required as a condition to the legal validity of this Agreement, the Note or the Loan Documents has been obtained.

C. Binding Agreement. This Agreement constitutes, and the Revolving Note, when issued and delivered pursuant hereto for value received, and the other Loan Documents, will constitute the valid and legally binding obligations of the Borrowers and the Guarantors enforceable in accordance with their terms; provided, that the validity or enforceability of any provisions in the Loan Documents, or of any rights granted to the Bank pursuant thereto, may be subject to and affected by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyances or transfers, or similar laws affecting the rights of creditors generally and that the right of the Bank to specifically enforce any provisions of the Loan Documents is subject to general principles of equity.

D. Conflicting Agreements. There is no charter, by-law or preference stock provision(s) of the Borrowers and the Guarantors and no provision(s) of any existing mortgage, indenture, contract or agreement binding on the Borrowers and the Guarantors or affecting their property, which would conflict with or in any way prevent the execution, delivery, or carrying out of the terms of this Agreement, the Revolving Note or the Loan Documents.

E. Financial Statements. All financial statements of the Borrowers and the Guarantors heretofore delivered to the Bank have been prepared in accordance with GAAP applied on a consistent basis and present fairly in all material respects the financial position of the subject entities on a consolidated basis; provided, however, that the financial statements for Eastern Alliance and Allied Eastern were prepared using statutory accounting principles. Neither of the Borrowers nor any of the Guarantors have, on the date hereof, any material non-ordinary course of business, contingent liabilities, liabilities for taxes (other than those not yet due and payable), unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheets (including the footnotes thereof) as at said dates. Since the date of such financial statements no event or condition has occurred which could result in a Material Adverse Effect. In any certificates delivered to the Bank after the date of this Agreement which certify the truth and accuracy of the representations, or at any time that these representations shall be deemed restated, this representation shall be deemed to apply to financial statements which the Borrowers and the Guarantors have most recently delivered to the Bank pursuant to Article VIII(C) as of the time of such certification.

F. Full Disclosure. None of the information with respect to the Borrowers or the Guarantors which has been furnished to the Bank in connection with the transactions contemplated hereby is false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statements therein not misleading.

G. Statutory Compliance. Each of the Borrowers and each of the Guarantors is in compliance, in all material respects, with all statutes, regulations, ordinances, directives, and orders of every federal, state, municipal or other governmental authority which has or claims jurisdiction over it, any of its assets, or any person in any capacity under which it would be responsible for the conduct of such person and does not use any of its assets in violation of any insurance policy carried by it.

H. Litigation. There are no suits or proceedings pending or, to the best knowledge of the Borrowers and the Guarantors, threatened against or affecting the Borrowers or any of the Guarantors which, if adversely determined, would have a Material Adverse Effect and which have not been disclosed in writing to the Bank. There are no proceedings by or before any governmental commission, board, bureau or other administrative agency pending, or, to the best knowledge of the Borrowers or any of the Guarantors, threatened against the Borrowers or any of the Guarantors, which, if adversely determined, would have a Material Adverse Effect and which has not been disclosed in writing to the Bank.

I. Labor Disputes and Acts of God. Neither the business nor the properties of the Borrowers or any of the Guarantors are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance) materially and adversely affecting such business properties or the operation of the Borrowers or any of the Guarantors.

J. Other Agreements. Neither the Borrowers nor any of the Guarantors is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction which could have a material adverse effect on the business, properties, assets, operations, or conditions, financial or otherwise, of either of the Borrowers or any of the Guarantors, or the ability of the Borrowers or any of the Guarantors to carry out its obligations under the Loan Documents to which it is a party. Neither of the Borrowers nor any of the Guarantors are in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party.

K. No Defaults on Outstanding Judgments or Orders. Borrower and each of the Guarantors has satisfied all nonappealable judgments and neither of the Borrowers nor any of the Guarantors is in default with respect to any nonappealable judgment, writ, injunction, decree, rule, or regulation of any court, arbitrator, or federal, state, municipal, or other governmental authority, commission, board, bureau, agency or instrumentality, domestic or foreign.

L. Taxes. All tax returns of the Borrowers and the Guarantors required to be filed have been duly filed, and all taxes, unemployment contributions, and other governmental charges of any kind or nature levied, claimed, or assessed against either of the Borrowers or any of the Guarantors or their properties, assets, and income which are due and payable, as well as all amounts withheld from employees’ pay (other than those presently payable without penalty or interest) have been paid or are being contested in good faith.

M. Licenses. Franchises, Etc. The Borrowers and the Guarantors possess all material licenses, franchises, patents, licenses, trademarks, service marks, trademark and service mark rights, trade names, trade name rights and copyrights necessary to conduct their business substantially as now conducted, and as proposed to be conducted, in each case subject to no mortgage, pledge, lien, lease, encumbrance, charge, security interest, title retention agreement or option which is not permitted by Article IX(B) of this Agreement to exist, and, without any known conflict with any such rights or assets of others.

N. No Purchase of Margin Stock. No part of the proceeds received by Holdings from the Advances will be used directly or indirectly for the purpose of purchasing or carrying, or for payment in full or in part of indebtedness which was incurred for the purposes of purchasing or carrying, any margin stock as such term is used and defined in Regulation U of the Board of Governors of the Federal Reserve System.

J. ERISA. Each of the Borrowers and each of the Guarantors is in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan; no notice of intent to terminate a Plan has been filed, nor has any Plan been terminated; no circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; neither of the Borrowers, any of the Guarantors, nor any Commonly Controlled Entity has completely or partially withdrawn from a Multiemployer Plan; each of the Borrowers, each of the Guarantors, and each Commonly Controlled Entity have met their minimum funding requirements under ERISA with respect to all of their Plans, and the present value of all vested benefits under each Plan do not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA; and neither the Borrower, any of the Guarantors, nor any Commonly Controlled Entity has incurred any liability to the PBGC under ERISA.

P. Ownership and Liens. Each of the Borrowers and each of the Guarantors has title to, or valid leasehold interests in, all of its properties and assets, real and personal, including the properties and assets and leasehold interest reflected in the financial statements referred to in Article VII(E) (other than any properties or assets disposed of in the ordinary course of business), and none of the properties and assets owned by either of the Borrowers or any of the Guarantors and none of their leasehold interests is subject to any Lien, except such as may be permitted pursuant to Article IX(B) of this Agreement.

Q. Environmental Matters. Each of the Borrowers and each of the Guarantors has duly complied with, and its businesses, operations, assets, equipment, property, leaseholds, or other facilities are in substantial compliance with, the provisions of all federal, state, and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder.

R. Debt. Exhibit D is a complete and correct list of all credit agreements, indentures, purchase agreements, guaranties, capital leases, and other investments, agreements, and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which either of the Borrowers or any of the Guarantors is in any manner directly or contingently obligated; and the maximum principal or face amounts of the credit in question, which are outstanding and which can be outstanding, are correctly stated, and all Liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such exhibit.

All representations and warranties contained herein, or in any other agreement between the Borrowers, the Guarantors, and the Bank, or contained in any financial statement provided by or on behalf of either of the Borrowers or any of the Guarantors to the Bank, shall survive the execution of this Agreement, regardless of any inspection or investigation made by the Bank with respect thereto, and shall be relied upon by the Bank in connection with any credit or financial accommodation provided by the Bank to the Borrowers unless written advice of any change in such representation is provided the Bank by the Borrowers as provided below. All statements contained in any exhibit annexed hereto, or in any other statement, certificate, or other instrument delivered by or on behalf of the Borrowers or any of the Guarantors or by or on behalf of any guarantor, endorser, or surety of Liabilities shall be deemed representations and warranties by the Borrowers and the Guarantors under this Agreement.

ARTICLE VIII. - AFFIRMATIVE COVENANTS

Until final payment in full of the indebtedness now existing or hereafter incurred under this Agreement and the final performance of all its obligations hereunder, each of the Borrowers and each of the Guarantors agrees that, unless the Bank shall otherwise consent in writing, it will:

A. Prompt Payment. As to the Borrowers, pay promptly when due all amounts on the Facilities or otherwise due to the Bank under the Loan Documents, including any payments required by the Note or under Article II(A)(5) hereunder.

B. Use of Proceeds. As to the Borrowers, use the proceeds of the Facilities only for the purposes set forth in Article II and will furnish the Bank such evidence as it may reasonably require with respect to such use.

C. Financial Statements. Furnish the Bank:

(1) Promptly upon filing thereof, copies of all filings made with the Securities and Exchange Commission (the “SEC”) by Holdings. Holdings shall file all forms, reports and documents required to be filed by it with the SEC pursuant to the federal securities laws and the SEC’s rules and regulations thereunder, all of which, as of their respective dates, shall comply in all material respects with all applicable requirements of the Securities Exchange Act of 1934, as amended (collectively, the “Future Holdings SEC Reports”). None of the Future Holdings SEC Reports, including, without limitation, any financial statements or schedules included therein, as of their respective dates, shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated balance sheets and the related consolidated statements of income and cash flows (including the related notes thereto) of Holdings included in the Future Holdings SEC Reports, as of their respective dates, shall comply in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, shall be prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods (except as otherwise noted therein), and shall present fairly, in all material respects, the consolidated financial position of Holdings and its consolidated subsidiaries as of their respective dates, and the consolidated results of their operations and their cash flows for the periods presented therein (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments).

(2) Promptly after receipt thereof, copies of reports of examination received from regulatory agencies having authority over either of the Borrowers or any of the Guarantors;

(3) Such other financial information and data with respect to the Borrowers and the Guarantors as may reasonably be requested from time to time by the Bank.

D. Maintenance of Existence. Preserve and maintain its existence and good standing in the jurisdiction of its formation, and qualify and remain qualified as a foreign entity in each jurisdiction in which such qualification is required.

E. Immediate Notice to Bank. Provide the Bank with timely written notice upon the occurrence of any of the following events:

(1) any change which has a Material Adverse Effect;

(2) the occurrence, or failure of occurrence, of any event, which occurrence or failure is, or with the passage of time or giving of notice (or both), would constitute, an Event of Default (as defined herein); or

(3) any change in a rating assigned by the A. M. Best Company Inc, to either of the Borrowers or any of the Guarantors.

F. Access to Records. At any reasonable time during normal working hours and from time to time and upon reasonable written notice to the Borrowers or the Guarantors, permit the Bank at its expense or any agent or representative thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, either of the Borrowers or any of the Guarantors and to discuss the affairs, finances, and accounts of either the Borrowers or any of the Guarantors with any of their officers and directors and Holdings’ independent accountants.

G. Maintenance of Records. At all times keep proper books of account, in which full, true, and accurate entries shall be made of all of the transactions of the Borrowers and the Guarantors all in accordance with generally accepted accounting or auditing principles (as applicable) applied consistently with prior periods to fairly reflect the financial conditions of the Borrowers and the Guarantors at the close of, and its results of operations for, the periods in question.

H. Environmental Matters. Be and remain in compliance with the provisions of all federal, state, and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations issued thereunder; notify the Bank promptly of any notice of a hazardous discharge material or environmental complaint involving a material matter received from any governmental agency or any other party; notify the Bank promptly of any material hazardous discharge from or affecting its premises; promptly contain and remove the same, in compliance with all applicable laws; promptly pay any fine or penalty assessed in connection therewith or contest same in good faith; permit the Bank at its expense to inspect the premises, to conduct tests thereon, and to inspect all books, correspondence, and records pertaining thereto; and at the Bank’s request, and at the Borrowers’ expense, provide a report of a qualified environmental engineer, satisfactory in scope, form, and content to the Bank, and such other and further assurances reasonably satisfactory to the Bank that the condition has been corrected.

I. Regulatory Compliance. Each of the Borrowers and each of the Guarantors shall remain in compliance, in all material respects, with all statutes, regulations, ordinances, directives, and orders of every federal, state, municipal or other governmental authority which has or claims jurisdiction over it, any of its assets, or any person in any capacity under which it would be responsible for the conduct of such person and does not use any of its assets in violation of any insurance policy carried by it. The foregoing shall include, without limitation, all capital and liquidity regulatory requirements applicable to a Borrower or any Guarantor.

ARTICLE IX. - NEGATIVE COVENANTS

Until final payment in full of the indebtedness now existing or hereafter incurred under this Agreement and the final performance of all its obligations hereunder, neither of the Borrowers nor any of the Guarantors shall, without the express prior written consent of the Bank:

A. Nature and Scope of Business. Enter into any type of business other than that in which it is presently engaged, or otherwise significantly change the scope or nature of its business.

B. Liens and Mortgages. Create, incur, assume or suffer to exist, any mortgage, security interest, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets, now or hereafter owned, other than (a) liens in favor of the Bank; (b) liens under workmen’s compensation, unemployment insurance and social security or similar laws; (c) liens imposed by law, such as carriers, warehousemen’s or mechanic’s liens, incurred in good faith in the ordinary course of business which are not past due for more than thirty (30) days or which are being contested in good faith by appropriate proceedings, a stay of execution having been served; and (d) purchase money security interests to secure borrowings permitted under Article IX(C)(3) herein.

C. Indebtedness. Create, incur, assume, or suffer to exist any Indebtedness, except:

(1) Borrowings pursuant to this Agreement;

(2) Unsecured trade credit incurred in the ordinary course of business which are paid in a timely manner;

(3) Purchase money indebtedness for acquisition of equipment or real property;

(4) Other obligations to the Bank;

(5) Borrowings used to prepay in full borrowings under this Agreement; and

(6) Debt which on the date of this Agreement was already outstanding as reflected on Exhibit D hereto; provided, however, that any prepayments, renewals, extensions or refinancings thereof shall not increase the current amount thereof.

D. Guaranties, Etc. Assume, guaranty, endorse, or otherwise be or become directly or contingently responsible or liable (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods, or services, or to supply or advance any funds, assets, goods, or services, or an agreement to maintain or cause such Person to maintain a minimum working capital or net worth, or otherwise to assure the creditors of any Person against loss) for obligations of any

Person other than the Borrowers or the Guarantors, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

E. Loans and Advances. Make any loans or advances to any non-affiliated individual, firm or corporation in excess of the aggregate amount of Five Hundred Thousand Dollars ($500,000) in any fiscal year.

F. Hazardous Materials. Shall not, other than in the ordinary course of business and in accordance with all applicable laws and regulations:

(1) Store or dispose of any hazardous material or oil on any site or vessel owned, occupied, or operated by a Borrower or by any person for whose conduct such Borrower is responsible; or

(2) Directly or indirectly transport or arrange for the transport of any hazardous material or oil.

Each of the Borrowers and each of the Guarantors agree, separate from any of their promises or covenants in the Loan Documents, to indemnify, protect and hold harmless, the Bank, its directors, officers, employees, agents and assigns from and against all claims, actual damages, punitive damages, injuries, costs, response costs, losses, demands, debts, liens, liabilities, causes of action, suits, legal or administrative proceedings, interest, fines, charges, penalties and expenses (including but not limited to attorney’s fees, engineering consultants and other expert witnesses incurred in connection with defending any properties or in enforcing this indemnity) incurred as a result of repair, clean-up or detoxification, or preparation and implementation of any removal, remedial response, closure or any other plan concerning any hazardous substance, on, under or about any property of the Borrowers or the Guarantors regardless of whether undertaken due to governmental action.

G. Transactions With Affiliates. Enter into any transactions, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of its business and upon fair and reasonable terms no less favorable to the Borrowers or the Guarantors than would obtain in a comparable arm’s-length transaction with a person which is not an Affiliate.

ARTICLE X. - RIGHTS AND REMEDIES OF THE

BANK UPON AN EVENT OF DEFAULT

Automatically upon the occurrence of an Event of Default under clause (ix) or (x) of the definition of Event of Default, (i) the entire unpaid principal balance of the Revolving Note, and accrued interest and fees, if any, thereon, and all other amounts payable by the Borrowers to the Bank, under the Loan Documents or otherwise, shall immediately become due and payable without further demand, notice or protest, all of which are hereby expressly waived, (ii) the Bank may proceed to protect and enforce its rights, at law, in equity, or otherwise, against the obligations to the Bank, either jointly or severally, and (iii) no further Letters of Credit shall be issued under the Line of Credit, the Workers Compensation Reinsurance Letter of Credit shall not be renewed, no further Advances under the Line of Credit shall be available and any commitment to make loans under any other agreement with the Borrowers or any Guarantor shall immediately cease and terminate. At the election of the Bank upon the occurrence of any Event of Default other than under clause (ix) or (x) of the definition of Event of Default, (i) the entire unpaid principal balance of the Revolving Note, and accrued interest and fees, if any, thereon, and all other amounts payable by the Borrowers to the Bank (including Reimbursement Obligations), under the Loan Documents or otherwise, shall immediately become due and payable without further demand, notice or protest, all of which are hereby expressly waived, (ii) the Bank may proceed to protect and enforce its rights, at law, in equity, or otherwise, against the obligations to the Bank, either jointly or severally, and/or (iii) no further Letters of Credit shall be issued under the Line of Credit, the Workers Compensation Letter of Credit shall not be renewed, no further Advances shall be available under the Line of Credit, and any commitment to make loans under any other agreement with either of the Borrowers or any Guarantor shall immediately cease and terminate.

ARTICLE XI. - MISCELLANEOUS PROVISIONS

A. Entire Agreement and Waivers. This Agreement, the Revolving Note and the Loan Documents together constitute the entire agreement between the Borrowers, the Guarantors and the Bank and no covenant, term, condition or other provision thereof nor any default in connection therewith may be waived except by an instrument in writing signed by the Bank and delivered by mail to the Borrowers. The Loan Documents may not be amended in any respect except by a written instrument signed by the parties thereto. The Bank’s failure to exercise or enforce any of its rights, powers or privileges under this Agreement, the Revolving Note or the Loan Documents shall not operate as a waiver thereof. In the event of any conflict between the terms, covenants, conditions and restrictions contained in the Loan Documents, the term, covenant, condition or restriction which confers the greatest benefit upon the Bank shall control.

B. Remedies Cumulative. All remedies provided under this Agreement, the Note and the Loan Documents or afforded by law shall be cumulative and available to the Bank until all of the obligations of the Borrowers to the Bank have been paid in full.

C. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement, the Note and the Loan Documents shall be construed and their provisions interpreted under and in accordance with the laws of the Commonwealth of Pennsylvania. Each of the Borrowers and each of the Guarantors, to the extent it may legally do so, hereby consents to the jurisdiction of the courts of the Commonwealth of Pennsylvania and the United States District Court for the Middle District of the Commonwealth of Pennsylvania, as well as to the jurisdiction of all courts from which an appeal may be taken from such courts for the purpose of any suit, action or other proceeding arising out of any of its obligations hereunder or with respect to the transactions contemplated hereby, and expressly waive any and all objections they may have to venue in any such courts.

Each party to this Agreement agrees that any suit, action or proceeding, whether claim or counterclaim, brought or instituted by any party hereto or any successor or assign of any party, on or with respect to this Agreement or the dealings of the parties with respect hereto, shall be tried only by a court and not by a jury. EACH PARTY HEREBY KNOWINGLY,

VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. EACH OF THE BORROWERS AND EACH OF THE GUARANTORS ACKNOWLEDGES AND AGREES THAT THIS PROVISION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND THAT THE BANK WOULD NOT EXTEND CREDIT TO THE BORROWER IF THE WAIVERS SET FORTH IN THIS PROVISION WERE NOT A PART OF THIS AGREEMENT.

D. Assurance of Execution and Delivery of Additional Instruments. The Borrowers and the Guarantors agree to execute and deliver, or to cause to be executed and delivered, to the Bank all such further instruments, and to do or cause to be done all such further acts and things, as the Bank may reasonably request or as may be necessary or desirable to effect further the purposes of this Agreement and the collection of the Revolving Note and any security therefor.

E. Notices. Any notice that may be required hereunder shall be given by registered or certified mail, return receipt requested, postage prepaid and shall be effective on the date of the first attempted delivery thereof by the U.S. Postal Service, as shown on the registered or certified mail return receipt for such notice addressed to the parties at the addresses set forth at the beginning of the Agreement.

F. Assignment by Bank; Assignees. If at any time, by assignment, participation or otherwise, the Bank transfers any Liabilities and its rights in collateral therefor, such transfer shall carry with it the powers and rights of the Bank under this Agreement with respect to the Liabilities and the collateral so transferred and the transferee shall become vested with such powers and rights, whether or not they are specifically referred to in the instrument evidencing the transfer. If, and to the extent that the Bank retains Liabilities and collateral, the Bank shall continue to have the rights and powers herein set forth with respect thereto. The Bank shall have the right to sell participations in the Loans without notice to the Borrowers. The Borrowers may not assign any of their rights under this Agreement or any of the Loan Documents.

This Agreement shall be binding upon and inure to the benefit of the Bank and the Borrowers, the Guarantors, their successors, assigns, heirs and personal representatives; provided, however, the rights of the Borrowers hereunder are not assignable or transferable without the consent of the Bank. All of the rights of the Bank hereunder shall inure to the benefit of any participating bank or banks and its or their successors and assigns.

G. Expenses. The Borrowers covenant and agree that they shall pay to the Bank, on demand, any and all reasonable out-of-pocket expenses, including reasonable attorneys’ fees incurred or paid by the Bank or any participant in protecting or enforcing its rights under this Agreement, including the costs of preparation of this Agreement and its supporting documents including all filing and appraisal fees.

H. Severability. If any term, condition, or provision of this Agreement or any Loan Document or the application thereof to any person or circumstance shall, to any extent, be held invalid or unenforceable according to law, then the remaining terms, conditions, and provisions of this Agreement or any Loan Document, or the application of any such invalid or unenforceable term, condition or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each term, condition, and provision of this Agreement or any Loan Document shall be valid and enforced to the fullest extent permitted by law.

I. Execution in Counterparts. This Agreement and the other Loan Documents may be executed in any number of counterparts and by different parties hereto or thereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts of the Agreement or the applicable other Loan Documents, as the case may be, taken together shall constitute but one and the same instrument.

J. Maximum Lawful Interest Rate. Notwithstanding any provision contained in this Agreement or the Revolving Note, the total liability of the Borrowers for payment of interest pursuant to this Agreement and the Revolving Note shall not exceed the maximum amount of such interest permitted by law to be charged, collected, or received from the Borrowers, and if any payments by the Borrowers include interest in excess of such a maximum amount, each Lender shall apply such excess to the reduction of the unpaid principal amount due pursuant to this Agreement and the Revolving Note, or if none is due, such excess shall be refunded to the Borrowers.

EASTERN ALLIANCE INSURANCE COMPANY

By:

Its Duly Authorized Vice President

By:

Its Duly Authorized Treasurer

ALLIED EASTERN INDEMNITY COMPANY

By:

Its Duly Authorized Vice President

By:

Its Duly Authorized Treasurer

EASTERN ADVANTAGE ASSURANCE COMPANY

By:

Its Duly Authorized Vice President

By:

Its Duly Authorized Treasurer

26

IN WITNESS WHEREOF, the Borrowers, the Guarantors and the Bank have executed this Agreement by their duly authorized officers as of the      day of December, 2011.

EASTERN INSURANCE HOLDINGS, INC.

By:

Its Duly Authorized Vice President

By:

Its Duly Authorized Treasurer

EASTERN RE LTD., S.P.C.

By:

Its Duly Authorized Vice President

By:

Its Duly Authorized Treasurer

GLOBAL ALLIANCE HOLDINGS, LTD.

By:

Its Duly Authorized Vice President

By:

Its Duly Authorized Treasurer

EMPLOYERS SECURITY INSURANCE COMPANY

By:

Its Duly Authorized Vice President

By:

Its Duly Authorized Treasurer

EMPLOYERS ALLIANCE, INC.

By:

Its Duly Authorized Vice President

By:

Its Duly Authorized Treasurer

EASTERN SERVICES CORPORATION

By:

Its Duly Authorized Vice President

By:

Its Duly Authorized Treasurer

FULTON BANK, N.A.

By:
TIMOTHY L. PEACHEY SVP

Its Duly Authorized	SENIOR VICE PRESIDENT

EXHIBITS

Exhibit A	-	Definitions

Exhibit B		Workers Compensation Reinsurance Letter of Credit

Exhibit C	-	Form of Revolving Note

Exhibit D	-	Debt

DEFINITIONS

“Account”: Holdings’ deposit account with the Bank.

“Advances”: the advances provided for by Article II(A) hereof.

“Agreement”: this Loan Agreement, as amended, supplemented, or modified from time to time.

“Allied Eastern”: Allied Eastern Indemnity Company.

“Authorized Officer”: the individuals specified in Article II(A)(3)(c).

“Bank”: Fulton Bank, N.A.

“Borrower”: each of Holdings and Eastern Re.

“Borrowers”: Holdings and Eastern Re.

“Business Day”: any day other than a Saturday, Sunday, or other day on which commercial banks in Pennsylvania are authorized or required to close under the laws of the Commonwealth of Pennsylvania.

“Change in Control”: means any of the following:

(i) the occurrence of, or execution of an agreement providing for, a sale of all or substantially all (fifty percent (50%) or more) of the assets of either of the Borrowers or any of the Guarantors to an entity not controlled by the direct or indirect owners of either of the Borrowers or of the Guarantors; or

(ii) the occurrence of, or execution of an agreement providing for, a reorganization, merger, consolidation or similar transaction involving the Borrowers, unless (A) the shareholders or the members, as applicable, either of the Borrower or any of the Guarantors immediately prior to the consummation of any such transaction will initially own securities representing a majority of the voting power of the surviving or resulting entity, and (B) such directors of such Borrower or such Guarantor immediately prior to the consummation of such transaction will initially represent a majority of the directors of the surviving or resulting entity “Debit Balance”: the meaning set forth in the Revolving Note.

“Default Rate”: rate at which Advances shall bear interest during the existence of any Event of Default.

“Dollars” and “$”: lawful money of the United States of America.

“Eastern Alliance”: Eastern Alliance Insurance Company.

“Eastern Re”: Eastern Re Ltd., S.P.C.

“Event of Default”: the occurrence or existence of any one or more of the following events:

(i) If any material statement, representation or warranty made by either of the Borrowers or any of the Guarantors in the Loan Documents or in connection therewith or any financial statement, report, schedule, or certificate furnished by either of the Borrowers or any of the Guarantors, or any of their officers or accountants to the Bank during the term of this Agreement shall prove to have been false or misleading when made, or subsequently becomes false or misleading, in any material respect;

(ii) Default by either Borrower in payment within fifteen (15) business days of the due date of any principal or interest called for under the Loan Documents (including, without limitation, the Revolving Note);

(iii) Either Borrower or any Guarantor shall fail to timely observe, comply with or perform any covenant or other term or provision in Article IX(A), IX(B), IX(E), IX(I) or X herein;

(iv) Either Borrower or any Guarantor shall fail to timely observe, comply with or perform any covenant or other term or provision contained herein or in any of the other Loan Documents other than as set forth in (iii) above and such failure shall continue for a period of thirty (30) days or more following receipt of written notice thereof from the Bank;

(v) The occurrence of an event of default not cured within any applicable remedy period, under any other obligations of either Borrower or any Guarantor to the Bank, whether created prior to, concurrent with, or subsequent to obligations arising out of the Loan Documents;

(vi) The occurrence of any event of default not cured within any applicable remedy period, under any other obligation of either Borrower or any Guarantor for borrowed money or any lease in an aggregate amount which will have a Material Adverse Effect;

(vii) The dissolution, termination of existence, merger or consolidation of either Borrower or any Guarantor or a sale of all or substantially all of the assets of either Borrower or any Guarantor out of the ordinary course of business unless part of a corporate reorganization which does not result in a change of ultimate ownership;

(viii) A Change of Control of either Borrower or any Guarantor;

(ix) Either Borrower or any Guarantor shall (a) apply for or consent to the appointment of a receiver, trustee or liquidator of any of its property, (b) become insolvent, (c) admit in writing its inability to pay its debts as they mature, (d) generally fail to pay debts as they become due, (e) make a general assignment for the benefit of creditors, (f) be adjudicated bankrupt or insolvent, (g) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization to take advantage of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or (h) offer or enter into any composition, extension or arrangement seeking relief or extension of its debts;

(x) Proceedings shall be commenced, or an order, judgment or decree shall be entered, without the application, approval or consent of either Borrower or any Guarantor, in or by any court of competent jurisdiction, relating to the bankruptcy, dissolution, liquidation, reorganization or the appointment of a receiver, trustee or liquidator of such Borrower or such Guarantor, or of all or a substantial part of its assets, and such proceedings, order, judgment or decree shall continue undischarged or unstayed for a period of sixty (60) days;

(xi) One or more final and unappealable judgments for the payment of money in an amount which will have a Material Adverse Effect shall be rendered against either Borrower or any Guarantor and the same shall remain undischarged for a period of sixty (60) days, during which period execution shall not be effectively stayed;

(xii) Any of the Loan Documents shall at any time cease to be in full force and effect or shall be declared null and void or the validity and enforceability thereof shall be contested by the party or parties thereto or such party or parties shall deny any further liability or obligation thereunder; or

(xiii) Any event which results in a Material Adverse Effect.

“Facilities”: the Workers Compensation Reinsurance Letter of Credit Facility and the Line of Credit.

“Future Holdings SEC Reports” has the meaning given in Section IX(C)(1).

“GAAP”: generally accepted accounting principles as in effect on December 31, 2005 and as may be amended from time to time, applied in a manner consistent with the preparation of the financial statements of Holdings.

“Guarantor”: each of Global Alliance Holdings, Ltd., Eastern Alliance Indemnity Company, Allied Eastern Indemnity Company, Eastern Advantage Assurance Company, Employers Security Insurance Company, Employers Alliance, Inc. and Eastern Services Corporation.

“Guarantors”: Global Alliance Holdings, Ltd., Eastern Alliance Indemnity Company, Allied Eastern Indemnity Company, Eastern Advantage Assurance Company, Employers Security Insurance Company, Employers Alliance, Inc. and Eastern Services Corporation.

“Holdings”: Eastern Insurance Holdings, Inc.

“Interest Period”: means, with respect to an Advance, (a) initially, the period commencing on the borrowing date hereunder and ending on the last day of the calendar month in which the borrowing takes place, and (b) thereafter, each period commencing on the first day of the calendar month beginning immediately after the preceding Interest Period and ending on the last day of that same calendar month.

“Letters of Credit”: means standby and commercial letters of credit for Holdings’ account.

“Liabilities”: any and all liabilities of the Borrowers to the Bank of every kind and description, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, pursuant to this Agreement including, without limitation, payment under the Revolving Note or payment of Reimbursement Obligations. “Liabilities” include obligations to perform acts and refrain from taking action as well as obligations to pay money.

“LIBOR Rate” means a rate of interest equal to the London Interbank Offered Rate for maturities of one month, expressed as an annual yield, as reported in The Wall Street Journal or a comparable source on the date the quote by the Bank is given.

“Lien”: any mortgage, deed of trust, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction).

“Line of Credit”: the Line of Credit provided for by Article II(A) hereof.

“Line of Credit Availability”: the availability, subject to the terms of this Agreement, to Holdings of Advances up to but not exceeding the aggregate amount of the Line of Credit at any one time.

“Loan Documents”: this Agreement, the Revolving Note, the documents referred to in Article II of this Agreement and any other documents now or hereafter executed by the Borrowers and the Guarantors and delivered to the Bank, the purpose of which is to evidence or secure the Liabilities and the Borrowers’ and the Guarantors’ obligations under this Agreement or any other Loan Document, and all amendments, modifications, extensions, renewals or restatements of the foregoing.

“Material Adverse Effect”: any material adverse effect on:

(a) the business, condition (financial or otherwise), operations, properties or prospects of either Borrower and any of the Guarantors, considered on a consolidated basis,

(b) the ability of either Borrower and the Guarantors considered on a consolidated basis to perform their obligations under the Loan Documents, or

(c) the binding nature, validity or enforceability of any of the Loan Documents as an obligation of either Borrower or any Guarantor.

A Material Adverse Effect shall include, without limitation, any of the following with respect to either Borrower or any of the Guarantors:

(i) Triggering of “company action level” status under the risk-based capital requirements promulgated by the NAIC and the Pennsylvania Department of Insurance;

(ii) Four or more financial ratios under the Insurance Regulatory Information System of the NAIC fall outside of the ranges deemed acceptable by the NAIC; or

(iii) A reduction in the rating assigned by the A.M. Best Company, Inc. to either Borrower or any of the Guarantors below the financial strength rating of [B++].

“Maturity Date”: May 1, 2012, as such date may be extended pursuant to this Agreement.

“NAIC”: The National Association of Insurance Commissioners (“NAIC”).

“Original Facilities”: credit facilities made available under the Original Loan Agreement that include the Original Letter of Credit Facility and the Line of Credit.

“Original Letter of Credit Facility”: letter of credit facility made available under the Original Loan Agreement with a maximum credit availability of Thirty Million Dollars ($30,000,000.00) to Eastern Re.

“Original Loan Agreement”: Loan Agreement between the Bank , the Borrower and the Guarantors dated as of December 17, 2007.

“Payment Date”: dates on which payments are to be made by Holdings to the Bank as further defined in Article II(5)(a).

“Revolving Note”: the Revolving Credit Term Promissory Note in the form of Exhibit A hereto which is to be executed on behalf of Holdings in order to evidence the Line of Credit.

“Rate Determination Date” means, for each Interest Period, the twenty fifth (25th) day of the immediately preceding month; provided, however, if the twenty fifth (25th) day of the preceding month is not a day on which the Wall Street Journal is published, then the next following day on which the Wall Street Journal is published and quotes the then current LIBOR Rate.

“Reimbursement Obligations” means a Borrower’s obligation to immediately reimburse the Bank for any amounts paid by the Bank upon any demand for payment of drawing under any Letter of Credit or the Workers Compensation Reinsurance Letter of Credit, as applicable.

“SEC” means the Securities and Exchange Commission.

“Unused Line Amount”: means, on a particular date, the overall amount of the unused Line of Credit Availability (the amount of the Line of Credit Availability less the amount of the Line of Credit outstanding).

“Workers Compensation Reinsurance Letter of Credit”: the letter of credit provided for by Article II(B) hereof.

“Workers Compensation Reinsurance Reimbursement Obligations”: the reimbursement obligations of Eastern Re in connection with Workers Compensation Reinsurance Letter of Credit.

LETTER OF CREDIT GROUP

EXHIBIT B

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER: D005961

ISSUE DATE:	DECEMBER 21, 2011
EXPIRY DATE:	DECEMBER 21, 2012

AMOUNT: USD 10,000,000.00

BENEFICIARY:	EASTERN ALLIANCE INSURANCE COMPANY ALLIED EASTERN INDEMNITY COMPANY EASTERN ADVANTAGE ASSURANCE COMPANY EMPLOYERS SECURITY INSURANCE COMPANY 25 RACE AVE. LANCASTER, PA 17603

APPLICANT:	EASTERN RE LTD., S.P.C. BUILDING 3, 2ND FLOOR GOVERNORS SQUARE 23 LIME TREE BAY AVENUE P.O. BOX 1363 KY1-1108 GRAND CAYMAN CAYMAN ISLANDS

LADIES AND GENTLEMEN:

WE HEREBY ESTABLISH THIS IRREVOCABLE STANDBY LETTER OF CREDIT NO. D005961 IN FAVOR OF THE AFORESAID ADDRESSEE (“BENEFICIARY”) FOR DRAWINGS UP TO $ 10,000,000.00 (TEN MILLION AND 00/100 U.S. DOLLARS) EFFECTIVE IMMEDIATELY. THIS STANDBY LETTER OF CREDIT IS ISSUED, PRESENTABLE AND PAYABLE AT OUR OFFICE AT ONE PENN SQUARE, ATTN: LETTER OF CREDIT DEPARTMENT, LANCASTER, PA 17602 AND EXPIRES WITH THE CLOSE OF BUSINESS ON DECEMBER 21, 2012.

THE TERM “BENEFICIARY” INCLUDES ANY SUCCESSOR BY OPERATION OF LAW OF THE NAMED BENEFICIARY INCLUDING, WITHOUT LIMITATION, ANY LIQUIDATOR, REHABILITATOR, RECEIVER OR CONSERVATOR. DRAWINGS BY ANY LIQUIDATOR, REHABILITATOR, RECEIVER OR CONSERVATOR SHALL BE FOR THE BENEFIT OF ALL THE BENEFICIARY’S POLICYHOLDERS.

WE HERE UNDERTAKE TO PROMPTLY HONOR YOUR SIGHT DRAFT(S) DRAWN ON US, MARKED, “DRAWN UNDER FULTON BANK, N.A., STANDBY LETTER OF CREDIT NO. D005961 DATED DECEMBER 21, 2011”, FOR ALL OR ANY PART OF THIS STANDBY LETTER OF CREDIT IF PRESENTED AT OUR OFFICE SPECIFIED IN PARAGRAPH ONE ON OR BEFORE THE EXPIRY DATE OR ANY AUTOMATICALLY EXTENDED EXPIRY DATE.

One Penn Square, Lancaster, PA 17602 — 800.610.3924 — FAX: 717.390.2285 — SWIFT: FLBKUS33 — fultonbank.com

Fulton Bank, N.A. Member FDIC. Member of the Fulton Financial Family.

LETTER OF CREDIT GROUP

EXHIBIT B

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER: D005961

EXCEPT AS EXPRESSLY STATED HEREIN, THIS UNDERTAKING IS NOT SUBJECT TO ANY AGREEMENT, CONDITION OR QUALIFICATION. THE OBLIGATION OF FULTON BANK, N.A. UNDER THIS STANDBY LETTER OF CREDIT IS THE INDIVIDUAL OBLIGATION OF FULTON BANK, N.A., AND IS IN NO WAY CONTINGENT UPON REIMBURSEMENT WITH RESPECT THERETO OR UPON OUR ABILITY TO PERFECT ANY LIEN, SECURITY INTEREST OR ANY OTHER REIMBURSEMENT.

IT IS A CONDITION OF THIS STANDBY LETTER OF CREDIT THAT IT IS DEEMED TO BE AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR 1 (ONE) YEAR FROM THE EXPIRY DATE HEREOF, OR ANY FUTURE EXPIRATION DATE, UNLESS THIRTY (3 0) DAYS PRIOR TO ANY EXPIRATION DATE WE SHALL SEND NOTIFICATION TO YOU BY OVERNIGHT COURIER THAT WE ELECT NOT TO CONSIDER THIS STANDBY LETTER OF CREDIT EXTENDED FOR ANY SUCH ADDITIONAL PERIOD.

THIS STANDBY LETTER OF CREDIT IS SUBJECT TO AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND THE 2007 REVISION OF THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS OF THE INTERNATIONAL CHAMBER OF COMMERCE (PUBLICATION 600) AND IN THE EVENT OF ANY CONFLICT, THE LAWS OF THE STATE OF NEW YORK WILL CONTROL. IF THIS STANDBY LETTER OF CREDIT EXPIRES DURING AN INTERRUPTION OF BUSINESS AS DESCRIBED IN ARTICLE 3 6 OF SAID PUBLICATION 600, FULTON BANK, N.A., HEREBY SPECIFICALLY AGREES TO EFFECT PAYMENT IF THIS STANDBY LETTER OF CREDIT IS DRAWN AGAINST WITHIN THIRTY (30) DAYS AFTER RESUMPTION OF BUSINESS.

VERY TRULY YOURS,

FULTON BANK, N.A.

AUTHORIZED SIGNATURE

One Penn Square, Lancaster, PA 17602 — 800.610.3924 — FAX: 717.390.2285 — SWIFT: FLBKUS33 — fultonbank.com

Fulton Bank, N.A. Member FDIC. Member of the Fulton Financial Family.

This Note is intended to amend, restate and supersede that certain Revolving Line of Credit Term Promissory Note dated December 17, 2007, in the maximum principal amount of Two Million Six Hundred Thousand Dollars ($2,600,000.00) from the Borrower, as amended from time to time (the “Original Note”). The principal amount of this Note, including, without limitation, all amounts outstanding hereunder, represents a continuation, rearrangement and extension of, but not a novation, release, satisfaction or payment of, the principal amount outstanding under the Original Note as of the date of this Note.

AMENDED AND RESTATED REVOLVING

LINE OF CREDIT TERM PROMISSORY NOTE

$10,000,000.00	December 21st, 2011

FOR VALUE RECEIVED, EASTERN INSURANCE HOLDINGS, INC., a Pennsylvania corporation (the “Borrower”), promises to pay to the order of FULTON BANK, N.A., a national banking association (the “Bank”), at any of the Bank’s banking offices, the principal sum of Ten Million Dollars ($10,000,000.00) (or such lesser amount as shall equal the aggregate unpaid principal amount hereof), with interest from the date hereof at the rate specified below, payable as provided below.

LOAN AGREEMENT - This Note is the Line of Credit Note referred to in the Amended and Restated Loan Agreement of even date between the Borrower, certain affiliates of the Borrower and the Bank (the “Loan Agreement”). This Note is issued subject to the terms and conditions of the Loan Agreement and is entitled to all of the benefits contained in and all of the security referred to in the Loan Agreement. Capitalized but undefined terms used herein shall have the meanings ascribed to them in the Loan Agreement.

INTEREST RATE - Principal outstanding under this Note shall bear interest at the interest rate set forth in the Loan Agreement. All interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days.

PAYMENT OF PRINCIPAL AND INTEREST - Until such time as this Note becomes due and payable, the Borrower shall make monthly payments of interest only on the then outstanding balance hereof, payable in arrears, with the first payment being made on January 17, 2012, with subsequent payments being made on the corresponding day of each succeeding month (each a “Payment Date”). Such payments shall be based on a statement from the Bank which may be based on estimates of the principal amount outstanding and the interest rate for the applicable payment period. Any required adjustment as a result of a difference between such estimates and actual amounts shall be reflected in the subsequent statement. There shall be due and payable from the Borrower to the Bank, and the Borrower shall immediately repay to the Bank, upon written notice from the Bank to the Borrower, from time to time, any amount by which the Debit Balance under this Note exceeds the then applicable Line of Credit Availability. The entire outstanding principal balance of the Line of Credit, together with all accrued interest and fees, if any, shall be due and payable, without further demand or notice, if not due and payable before, on the Maturity Date in the event the Line of Credit Availability is not renewed.

LATE CHARGE - Borrower also promises to pay to the Bank as a late charge and not as additional interest, an amount equal to five percent (5%) of any payment not received by the Bank on or before the fifteenth (15th) calendar day after the date it was due.

PREPAYMENT RIGHTS - This Note may be prepaid in whole or in part at any time and from time to time without premium or penalty. All prepayments shall be applied by the Bank first to the payment of past due interest, next to any other amounts due to the Bank with respect to this Note, and then to the payment of principal, and/or shall not postpone or reduce any regularly scheduled payment of principal and interest thereon.

DISBURSEMENT PROCEDURES - Advances made pursuant to the Note shall: (a) be made in accordance with the disbursement procedures set forth below; (b) shall not cause the Debit Balance (as defined below) to exceed the amount of the Line of Credit Commitment; and (c) shall be for a purpose defined in Article III of the Loan Agreement. The Bank may make loan advances under this Note to Borrower upon verbal authority (which, if the Bank so requires, shall be followed by written confirmation) of any officer executing this Note on behalf of the Borrower or any other officer of Borrower who is authorized in writing to borrow money from the Bank and may deliver such advances by direct deposit to any deposit account of the Borrower with the Bank or otherwise and so authorized in the Loan Agreement. Notwithstanding anything to the contrary herein, the Bank may require written notice of requests for loan advances. All such advances shall represent binding obligations of the Borrower.

“Debit Balance” shall mean the debit balance in account on the books of the Bank, maintained in the form of a ledger card, computer records or otherwise in accordance with the Bank’s customary practice and appropriate accounting procedures wherein there shall be recorded the principal amount of all advances made by the Bank to the Borrower, all principal payments made by the Borrower to the Bank hereunder, and all other appropriate debits and credits (the “Loan Account”). The Bank shall render to the Borrower a statement of account with respect to the Loan Account on a monthly basis. Such statement shall indicate the Borrower’s then current Debit Balance and any interest amounts due and payable from the Borrower to the Bank. Such statement may be based on estimates of the principal amount outstanding and the interest rate for the applicable payment period. Any required adjustments between such estimates and actual amounts shall be reflected in subsequent statements.

The Borrower acknowledges that this Note is to evidence the Borrower’s obligations to pay the Debit Balance, plus interest, as determined from time to time and that it shall continue to do so despite the occurrence of intervals when no Debit Balance exists because the Borrower has paid the previously existing Debit Balance in full.

LINE OF CREDIT AVAILABILITY - From the date hereof and prior to the Renewal Date, subject to the terms and conditions of this Note and the Loan Agreement, the Borrower may borrow, repay and reborrow hereunder.

DEFINITIONS - The term “Liabilities” includes: (a) all amounts at any time owing under this Note (including any past, present or future advances or readvances and all substitutions, extensions, renewals and modifications hereof and all interest, late charges, penalties and fees of any and all types owing or payable hereunder); (b) all reasonable costs and expenses incurred by the Bank in the collection or enforcement of this Note; (c) all future advances made by the Bank for taxes, levies and insurance; and (d) all existing and future liabilities of Borrower outstanding to the Bank, whether absolute or contingent, direct or indirect, joint, several or independent, due or to become due, whether as drawer, maker, endorser, guarantor, surety or otherwise, held or to be held by the Bank for its own account or as agent for another or others, and even if acquired by way of assignment.

EVENTS OF DEFAULT - The occurrence of an “Event of Default” under the Loan Agreement shall constitute an “Event of Default” under this Note.

ACCELERATION; RIGHTS OF THE BANK - Automatically upon the occurrence of an Event of Default under clause (ix) or (x) of the definition of Event of Default in the Loan Agreement, (i) the entire unpaid principal balance hereof, and all accrued interest and fees, if any, thereon, and all other amounts payable by the Borrower to the Bank, under the Loan Documents or otherwise, shall immediately become due and payable without further demand, notice or protest, all of which are hereby expressly waived, (ii) the Bank may proceed to protect and enforce its rights, at law, in equity, or otherwise, against the obligations to the Bank, either jointly or severally, under any agreement between the Borrower and the Bank or agreement between any guarantor or endorser of the Borrower’s obligations to the Bank and (iii) the Bank’s Line of Credit Commitment to make further Advances under this Agreement, or any commitment to make loans under any other agreement with the Borrower, shall immediately cease and terminate. At the election of the Bank upon the occurrence of any Event of Default other than under clause (ix) or (x) of the definition of Event of Default in the Loan Agreement, (i) the entire unpaid principal balance hereof, and accrued interest and fees, if any, thereon, and all other amounts payable by the Borrower to the Bank, under the Loan Documents or otherwise, shall immediately become due and payable without further demand, notice or protest, all of which are hereby expressly waived, (ii) the Bank may proceed to protect and enforce its rights, at law, in equity, or otherwise, against the obligations to the Bank, either jointly or severally, and/or (iii) the Bank’s Line of Credit Commitment to make further Advances under the Loan Agreement, or any commitment to make loans under any other agreement with the Borrower, shall immediately cease and terminate. During the existence of any Event of Default, interest shall accrue at a rate of 2.0% per annum above the contractual rate set forth herein until all amounts due under this Note are paid. Interest shall continue to accrue after entry of judgment by confession or otherwise at the contractual interest rate until all sums due under this Note and under any judgment are paid.

ATTORNEYS’ FEES; EXPENSES - The Borrower also agrees to pay to the Bank, upon demand at any time, all costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by the Bank in the enforcement of the Borrower’s liabilities to the Bank under this Note.

MISCELLANEOUS - (a) The Borrower hereby waives presentment for payment, notice of demand, notice of nonpayment or dishonor, protest, notice of protest, and all other notices in connection with the delivery, acceptance, performance or enforcement of payment of this Note; (b) Notwithstanding any other provision of this Note, at no time shall the Borrower be obligated to pay interest hereunder at a rate which is in excess of the maximum rate permitted by law, and if, by the terms of this Note, the Borrower is at any time obligated to pay interest in excess of such maximum rate, the rate of interest hereunder shall be deemed immediately reduced to such maximum rate of interest; (c) If any provision of this Note is for any reason held invalid or unenforceable, no other provision shall be affected thereby, and this Note shall be construed as if the invalid or unenforceable provision has never been a part of it; (d) The duties of Borrower shall be binding on Borrower and all receivers, trustees, successors and assigns of Borrower; (e) This Note shall in all respects be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard for conflict of laws principals; (f) So long as the Bank is the holder hereof, the books and records of the Bank shall be presumed (except in the case of manifest error) to accurately evidence at all times all amounts due under this Note and the date and amount of all payments made pursuant hereto; and (g) The Borrower intends this Note to be a sealed instrument.

The following paragraph sets forth a warrant of attorney to confess judgment against the Borrower. In granting this warrant of attorney to confess judgment against the Borrower, the Borrower hereby knowingly, intentionally, voluntarily, and, with opportunity for advice of separate counsel, unconditionally waives any and all rights the Borrower has or may have to prior notice and an opportunity for hearing under the respective constitutions and laws of the United States and the Commonwealth of Pennsylvania.

CONFESSION OF JUDGMENT - UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, THE BORROWER AUTHORIZES AND EMPOWERS IRREVOCABLY THE PROTHONOTARY OR ANY CLERK OR ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR AND TO CONFESS JUDGMENT AGAINST THE BORROWER IN FAVOR OF THE HOLDER OF THIS NOTE AS OFTEN AS NECESSARY UNTIL ALL LIABILITIES HAVE BEEN PAID IN FULL, AS OF ANY TERM, FOR ALL AMOUNTS OWING (WHETHER OR NOT THEN DUE) UNDER THIS NOTE, TOGETHER WITH COSTS OF LEGAL PROCEEDINGS AND A REASONABLE ATTORNEYS’ FEE FOR COLLECTION, WITH RELEASE OF ALL ERRORS, WAIVER OF APPEALS, AND WITHOUT STAY OF EXECUTION. THE BORROWER HEREBY WAIVES ALL RELIEF FROM ANY AND ALL APPRAISEMENT, STAY OR EXEMPTION LAWS OR RULES OF COURT NOW OR HEREAFTER IN EFFECT.

Witness the due execution of this Note under seal on the day and year first above written.

WITNESS:	EASTERN INSURANCE HOLDINGS, INC.

By:

		Its Duly Authorized	Treasurer

CONFESSION OF JUDGMENT WAIVER

Each of the undersigned, EASTERN INSURANCE HOLDINGS, INC. and EASTERN RE LTD., S.P.C. (together, the “Borrower”), acknowledge that they clearly understand that the following documents contain confession of judgment clauses: (i) the Amended and Restated Revolving Line of Credit Term Promissory Note (as identified in that certain Amended and Restated Loan Agreement (the “Loan Agreement”) of even date between the Borrower and FULTON BANK, N.A. (the “Bank”) (the foregoing document referred to herein as the “Document”).

The Borrower has a constitutional right to notice and a hearing before a judgment is entered against the Borrower and the Borrower’s property is taken from the Borrower and a right to require the Bank to prove nonpayment or other default before a judgment is entered against the Borrower. By agreeing to the confession of judgment clauses, the Borrower knowingly, intelligently and voluntarily gives up these rights and the right to petition the court for a hearing after a judgment is entered.

By entering a judgment against the Borrower, the Bank will have a lien on any real estate which the Borrower owns in the county where the judgment is entered.

If a judgment is entered against the Borrower, the Bank may be able to take Borrower’s property, including real estate, bank accounts, equipment, inventory and other property, without any notice to the Borrower or a hearing.

If the Document contained no confession of judgment clause, the Bank would have to file a suit against the Borrower in order to obtain a judgment and the Borrower would have the opportunity to require the Bank to prove nonpayment or other default.

THE BORROWER HAS READ THE ABOVE PARAGRAPHS AND FULLY UNDERSTANDS THEM. THE BORROWER HAS REVIEWED THIS DOCUMENT WITH COUNSEL OF BORROWER’S CHOICE, OR HAS HAD THE OPPORTUNITY TO REVIEW THIS DOCUMENT WITH COUNSEL AND HAS DECLINED TO DO SO. THE BORROWER IS WILLING TO SIGN THE DOCUMENT DESPITE THE CONSEQUENCES SET FORTH ABOVE.

[Signature Page Follows]

IN WITNESS WHEREOF, the Borrower has executed this Confession of Judgment Waiver as of December 21, 2011.

EASTERN INSURANCE HOLDINGS, INC.

By:
	Name:	Kevin Shook
	Title:	EVP, Treasurer & CFO

EASTERN RE LTD., S.P.C.

By:
	Name:	Kevin Shook
	Title:	Treasurer & CFO

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COMMONWEALTH OF PENNSYLVANIA		:
:
COUNTY OF	Lancaster	:

On this 21st day of December, 2011, before me, the undersigned officer, personally appeared Kevin Shook, who acknowledges himself to be the CFO, EVP & Treasurer of Eastern Insurance Holdings, Inc., a Pennsylvania corporation, and that he being authorized to do so, executed the foregoing Confession of Judgment Waiver for the purpose therein contained by signing the name of the corporation by himself as officer.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

COMMONWEALTH OF PENNSYLVANIA		:
:
COUNTY OF	Lancaster	:

On this 21st day of December, 2011, before me, the undersigned officer, personally appeared Kevin Shook, who acknowledges himself to be the EVP, CFO & Treasurer of Eastern Re LTD., S.P.C., a segregated portfolio cell company, and that he being authorized to do so, executed the foregoing Confession of Judgment Waiver for the purpose therein contained by signing the name of the company by himself as officer.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

3